EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated November 18, 2003 for the Corbin Small Cap Value Fund, GLOBALT Growth Fund and the Marathon Value Portfolio (the "Funds") in this Post-Effective Amendment #15 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the references to our firm under the heading "Financial Highlights" in each Fund's Prospectus.

            /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
February 26, 2004